Exhibit 99.1

MoSys, Inc. Announces First Quarter 2021 Financial Results

SAN JOSE, Calif., May 6, 2021 – MoSys, Inc. (NASDAQ: MOSY) (“MoSys” or the “Company”), a provider of semiconductor solutions that enable fast, intelligent data access for cloud, networking, security and communications systems, today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Results
Total net revenue for the first quarter of 2021 was $1.3 million, compared with $1.6 million for the previous quarter and $1.3 million for the first quarter of 2020. Product revenue for the first quarter of 2021 was $1.2 million, compared with $1.4 million in the previous quarter and $1.1 million in the year ago period. The quarter-over-quarter decrease in revenue reflected lower shipments of Bandwidth Engine® products and reduced royalties from 1T-SRAM licensees.

Gross margin for the first quarter of 2021 was 63%, compared with 68% for the fourth quarter of 2020 and 58% for the first quarter of 2020.

Total operating expenses on a GAAP basis for the first quarter of 2021 were $2.2 million, compared with operating expenses of $2.0 million in the previous quarter and $2.1 million in the first quarter of 2020. Total non-GAAP operating expenses, excluding stock-based compensation expenses, for the first quarter of 2021 were $2.2 million, compared with $2.0 million in the fourth quarter of 2020 and $2.0 million in the first quarter of 2020. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for the first quarter of 2021 was $1.4 million, or $0.28 per share, compared with a net loss of $1.0 million, or $0.29 per share, for the previous quarter, and a net loss of $1.4 million, or $0.61 per share, for the first quarter of 2020.

Non-GAAP net loss for the first quarter of 2021 was $1.3 million, or $0.28 per share, compared with a net loss of $1.0 million, or $0.27 per share, in the prior quarter and a net loss of $1.3 million, or $0.58 per share, for the first quarter of 2020. Adjusted EBITDA for the first quarter of 2021 was a negative $1.3 million, compared with a negative $0.9 million in the previous quarter and a negative $1.2 million for the first quarter of 2020.

At March 31, 2021, the Company had cash and investments of $11.1 million. In March 2021, the Company fully paid the outstanding balance of its senior secured convertible notes.

Management Commentary
“During the first quarter, we continued to make progress with our design-win pipeline and customer engagements, while also effectively managing the challenging supply chain environment,” stated Dan Lewis, MoSys' President and CEO. “With supplier lead times increasing, our operations team has established appropriate inventory levels to service our customers’ requirements. However, we have experienced customer order adjustments, which we believe are attributable to production limitations caused by shortages in other components. We expect the overall semiconductor supply constraints will continue to impact our customers in the second quarter and anticipate a return to more normal ordering and delivery levels in the second half of the year.”

“During the quarter, we won multiple new designs for our IC products by leveraging our proven track record with customers and expanded sales channels,” continued Mr. Lewis. “We are encouraged by our expanding pipeline and continue to strategically invest in future growth opportunities. Further, our product development efforts remain focused on our Virtual Accelerator Engine (VAE) IP solutions, which provide expanded market opportunities for our technology. We have delivered multiple IP drops to our partners and prospects and continue to identify new opportunities, especially for acceleration applications at the edge of 5G networks. The pipeline for our VAE IP remains robust, as we leverage new referrals from multiple partners, which we believe will result in further expansion of our portfolio. Additionally, we remain on track to sign an initial production license with a lead IC customer that should result in follow-on licenses for additional customer product programs.”

Mr. Lewis concluded, “With over $11 million in cash and investments as a result of our registered direct offering and warrant exercises during the first quarter, we are in a stronger financial position in 2021. We continue to closely manage our expenditures and inventory levels, as we invest in developing our VAE IP solutions, while also preparing to capitalize on new market opportunities as the overall supply environment begins to normalize. Looking ahead, we are encouraged by the initial indications of a global economic recovery and believe it will have a positive impact on the markets in which we operate.”

Business Outlook
The Company expects total net revenue for the second quarter of 2021 to be in the range of $1.0 million to $1.3 million.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, a gain on extinguishment of debt and deemed dividends. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) attributable to common stockholders and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, restructuring and impairment charges, gains on extinguishment of debt and a one-time deemed dividend. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated May 6, 2021 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding the impact of COVID-19 and industry supply shortages on its business, its anticipated total net revenue for the first and second quarter of 2021, the timing of a first production license for its Virtual Accelerator Engine IP and the Company’s 2021 revenue trend. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

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limited working capital to aggressively fund product development and growth;
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the timing of customer orders and product shipments;
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risks related to the COVID-19 pandemic, including public health requirements in response to the outbreak of COVID-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, members of the Company’s management team or a significant number of its employee base becoming ill with COVID-19, changes in government regulations and mandates to address COVID-19 that may adversely impact the Company’s ability to continue to operate without disruption, a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results and component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
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customer concentrations;
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lengthy sales cycle;
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ability to enhance our existing proprietary technologies and develop new technologies;
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achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
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difficulties and delays in the production, testing and marketing of our ICs;
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reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
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availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
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ability to make our new VAE IP products commercially available and achieve customer acceptance of these new proprietary technologies;
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level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
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vigor and growth of markets served by our customers and our operations; and
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other risks identified in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2021, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission.

MoSys does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is focused on Accelerating Data Intelligence and provides both silicon chips and IP solutions to enable fast, intelligent data access and decision making for a wide range of markets including cloud networking, security, 5G, SmartNIC, test and measurement, and video systems. MoSys’ Quazar family of high-speed memories and the Blazar family of Accelerator Engines are memory integrated circuits with unmatched intelligence, performance and capacity that eliminate data access bottlenecks to deliver speed and intelligence in systems, including those scaling from 100G to multi-terabits per second. MoSys’ Stellar family of Virtual Accelerator Engines includes software, FPGA RTL and RISC-based firmware to accelerate applications and are portable across a wide range of hardware configurations with or without MoSys silicon chips. More information is available at: www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo, Quazar, Blazar and Stellar are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contact:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2021	2020

Net Revenue
Product	$1,178	$1,068
Royalty and other	160	192
Total net revenue	1,338	1,260

Cost of Net Revenue	495	530

Gross Profit	843	730

Operating Expenses
Research and development	1,159	961
Selling, general and administrative	1,071	1,135
Total operating expenses	2,230	2,096

Loss from operations	(1,387)	(1,366)

Other income (expense), net	18	(39)
Net loss	$(1,369)	$(1,405)

Net loss per share
Basic and diluted	$(0.28)	$(0.61)

Shares used in computing net loss per share
Basic and diluted	4,862	2,295

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2021	2020

Assets
Current assets:
Cash, cash equivalents and investments	$11,139	$5,889
Accounts receivable, net	375	701
Inventories	862	599
Prepaid expenses and other	534	668
Total current assets	12,910	7,857

Property and equipment, net	105	121
Right-of-use lease asset	254	303
Other	18	17
Total assets	$13,287	$8,298

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$81	$76
Deferred revenue	15	15
Short-term lease liability	201	201
PPP note payable - current portion	434	244
Accrued expenses and other	1,291	1,299
Total current liabilities	2,022	1,835

Convertible notes payable	-	3,092
PPP note payable	145	335
Long-term lease liability	57	103
Total liabilities	2,224	5,365

Stockholders' equity	11,063	2,933

Total liabilities and stockholders’ equity	$13,287	$8,298

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2021	2020

GAAP net loss attributable to common stockholders	$(1,369)	$(1,405)
Stock-based compensation expense
- Research and development	25	27
- Selling, general and administrative	43	41
Total stock-based compensation expense	68	68

Gain on debt extinguishment	(48)	-

Non-GAAP net loss	$(1,349)	$(1,337)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.28)	$(0.61)
Reconciling items
- Stock-based compensation expense	0.01	0.03
- Gain on debt extinguishment	(0.01)	-

Non-GAAP net loss per share, basic and diluted	$(0.28)	$(0.58)

Shares used in computing non-GAAP net loss per share
Basic and diluted	4,862	2,295

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended
	March 31,
	2021	2020
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss attributable to common stockholders	$(1,369)	$(1,405)
Stock-based compensation expense
- Research and development	25	27
- Selling, general and administrative	43	41
Stock-based compensation expense	68	68

Gain on debt extinguishment	(48)	-

Non-GAAP net loss	(1,349)	(1,337)
EBITDA adjustments:
Depreciation	18	41
Interest expense	30	55

Adjusted EBITDA	$(1,301)	$(1,241)